SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Structured Products Corp.

on behalf of

TIERS Principal-Protected Minimum Return Asset Backed Certificates

Trust Series Nasdaq 2003-12;

TIERS Principal-Protected Minimum Return Asset Backed Certificates

Trust Series Nasdaq 2003-13;

TIERS Principal-Protected Minimum Return Asset Backed Certificates

Trust Series S&P 2003-23;

TIERS Principal-Protected Minimum Return Asset Backed Certificates

Trust Series S&P 2003-33; and

TIERS Principal-Protected Minimum Return Asset Backed Certificates

Trust Series Russell 2004-1

(Exact name of registrant as specified in its charter)

Delaware	13-3692801
(State of incorporation or organization)	(IRS Employer Identification No.)
388 Greenwich Street New York, New York	10013
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, due January 5, 2009	NYSE Arca, Inc.
TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, due January 30, 2009	NYSE Arca, Inc.
TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, due January 6, 2009	NYSE Arca, Inc.
TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-33, due January 7, 2009	NYSE Arca, Inc.
TIERS Principal-Protected Minimum Return Trust Certificates, Series Russell 2004-1, due April 29, 2009	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant's Securities to be Registered.

For a description of each securities to be registered hereunder, reference is made to the information contained in:

1.            The Registrant's Prospectus Supplement dated June 25, 2003, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, due January 5, 2009

2.            The Registrant's Prospectus Supplement dated July 28, 2003, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, due January 30, 2009

3.            The Registrant's Prospectus Supplement dated December 1, 2003, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, due January 6, 2009

4.            The Registrant's Prospectus Supplement dated December 31, 2003, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-33, due January 7, 2009

5.            The Registrant's Prospectus Supplement dated January 26, 2004, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Russell 2004-1, due April 29, 2009

Item 2.	Exhibits.

1.            Certificate of Incorporation of Structured Products Corp. set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement"), incorporated herein by reference

2.            By-laws, as amended, of Structured Products Corp. set forth as Exhibit 3.2 to the Registration Statement, incorporated herein by reference

3.            Form of Corporate Trust Agreement set forth as Exhibit 4.3 to the Registration Statement, incorporated herein by reference

4.            Form of the Prospectus attached to the Registration Statement, incorporated herein by reference

5.            Omnibus Amendment dated as of September 29, 2008, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-33, and TIERS Principal-Protected Minimum Return Trust Certificates, Series Russell 2004-1, filed with the Securities and Exchange Commission on or about October 3, 2008, and incorporated herein by reference

6.            The Prospectus Supplement dated June 25, 2003, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, filed with the Securities and Exchange Commission, for Structured Products Corp., on or about June 26, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference

7.            Form of TIERS Asset Backed Supplement Series Nasdaq 2003-12, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange Commission, for Structured Products Corp., on or about June 20, 2003, and incorporated herein by reference

8.            Swap Agreement, dated as of June 27, 2003, and amended and restated on November 18, 2008, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-12, filed with the Securities and Exchange Commission on or about November 24, 2008, and incorporated herein by reference

9.            The Prospectus Supplement dated July 28, 2003 relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, filed with the Securities and Exchange Commission, for Structured Products Corp., on or about July 30, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference

10.          Form of TIERS Asset Backed Supplement Series Nasdaq 2003-13 relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission, for Structured Products Corp, on or about July 31, 2003, and incorporated herein by reference

11.          The Prospectus Supplement dated December 1, 2003, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, filed with the Securities and Exchange Commission on or about December 3, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference

12.          Form of TIERS Asset Backed Supplement Series S&P 2003-23 relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series 2003-23, set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission on or about December 5, 2003, pursuant to Section 12 of the Securities Act of 1934, and incorporated herein by reference

13.          Swap Agreement, dated as of December 3, 2003, and amended and restated on November 19, 2008, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-23, filed with the Securities and Exchange Commission on or about November 25, 2008, and incorporated herein by reference

14.          The Prospectus Supplement dated December 31, 2003, relating to the TIERS Principal-Protected Minimum Return Asset Backed Certificates, Trust Series S&P 2003-33, filed with the Securities and Exchange Commission on or about December 31, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference

15.          TIERS Asset Backed Supplement Series S&P 2003-33, dated January 7, 2004, relating to the TIERS Principal-Protected Minimum Return Asset Backed Certificates, Trust Series S&P 2003-33, set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission on or about February 9, 2004, and incorporated herein by reference

16.          Swap Agreement, dated as of January 7, 2004, and amended and restated on November 19, 2008, relating to the TIERS Principal-Protected Minimum Return Trust Certificates, Series S&P 2003-33, filed with the Securities and Exchange Commission on or about November 25, 2008, and incorporated herein by reference

17.          The Prospectus Supplement dated January 26, 2004, relating to the TIERS Principal-Protected Minimum Return Asset Backed Certificates, Trust Series Russell 2004-1, filed with the Securities and Exchange Commission on or about January 27, 2004, pursuant to Rule 424(b) under the Securities Act of 1933, and incorporated herein by reference

18.          TIERS Asset Backed Supplement Series Russell 2004-1, dated January 29, 2004, relating to the TIERS Principal-Protected Minimum Return Asset Backed Certificates, Trust Series Russell 2004-1, set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission on or about January 30, 2004, and incorporated herein by reference

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRUCTURED PRODUCTS CORP.
Date: December 12, 2008	By: /s/ Brian Clancy Name: Brian Clancy Title: Authorized Signatory